    As filed with the Securities and Exchange Commission on April 22, 1997

                                                     Registration No. 333-______

================================================================================

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        BENCHMARQ MICROELECTRONICS, Inc.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       74-2532442
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                     17919 WATERVIEW PARKWAY
                          DALLAS, TEXAS                    75252
              (Address of principal executive offices)   (zip code)

                        BENCHMARQ MICROELECTRONICS, INC.
                        1995 FLEXIBLE STOCK OPTION PLAN
                            (Full title of the plan)

                               REGINALD B. MCHONE
                            17919 WATERVIEW PARKWAY
                              DALLAS, TEXAS  75252
                    (Name and address of agent for service)

                                 (972) 437-9195
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                   Proposed         Proposed
Title of              Amount        Maximum          Maximum       Amount of
Securities            to be     Offering Price      Aggregate     Registration
to be Registered    Registered     Per Share     Offering Price       Fee
--------------------------------------------------------------------------------
Common Stock,
par value $0.001
per share            750,000        $14.75*      $11,062,500*     $3,352.27
--------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). Pursuant to Rule 457(h), this estimate is based upon the average of the high and low sale prices of the Registrant's common stock, par value $0.001 per share, on April 17, 1997 (as reported on the Nasdaq National Market of The Nasdaq Stock Market, Inc.).

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is filed in order to register an additional 750,000 shares of common stock, par value $.001 per share, of BENCHMARQ Microelectronics, Inc. for issuance pursuant to the BENCHMARQ Microelectronics, Inc. 1995 Flexible Stock Option Plan (as amended, the "Plan"). The contents of that earlier Registration Statement (other than Item 8) (Registration No. 33-80615), which registered 1,676,188 shares for issuance under the Plan and the BENCHMARQ Microelectronics, Inc. 1989 Stock Option Plan and was filed on December 15, 1995, are hereby incorporated by reference.

ITEM 8.   EXHIBITS.

      5.1 Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered./*/

     23.1  Consent of Ernst & Young LLP./*/

     23.2  Consent of Winstead Sechrest & Minick P.C. (included as part of
           Exhibit 5.1)./*/

     24    Power of Attorney/*/  (See Page II-1 of this Registration Statement).

     99.1  BENCHMARQ Microelectronics, Inc. 1995 Flexible Stock Option Plan./*/

     -------------------------
     *  Filed herewith

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 16, 1997.

                                      BENCHMARQ MICROELECTRONICS, INC.


                                      By:   /s/   Derrell C. Coker
                                          -------------------------------------
                                          Derrell C. Coker
                                          President and Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Derrell C. Coker and Reginald B. McHone, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign any and all documents relating to this Registration Statement, including any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature and Title                              Date
     -------------------                              ----


      /s/  Derrell C. Coker                          April 16, 1997
---------------------------------
Derrell C. Coker
President and Chief Executive
Officer and Director (Principal
Executive Officer)


      /s/  Reginald B. McHone                        April 16, 1997
---------------------------------
Reginald B. McHone
Vice President, Finance and
Administration, Chief Financial Officer
and Corporate Secretary (Principal
Financial and Accounting Officer)


      /s/  L. J. Sevin                               April 16, 1997
---------------------------------
L. J. Sevin
Chairman of the Board


      /s/  Berry Cash                                April 16, 1997
---------------------------------
Berry Cash
Director


      /s/  Dietrich Erdman                           April 16, 1997
---------------------------------
Dietrich Erdman
Director


      /s/  Charles Phipps                            April 16, 1997
---------------------------------
Charles Phipps
Director


      /s/  Jack S. Kilby                             April 16, 1997
---------------------------------
Jack S. Kilby
Director

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number                    Description
--------------                    -----------
      5.1              Opinion of Winstead Sechrest & Minick P.C.
                       regarding the validity of the securities being registered./*/
     23.1              Consent of Ernst & Young LLP./*/
     23.2              Consent of Winstead Sechrest & Minick P.C.
                       (included as part of Exhibit 5.1)./*/
     24                Power of Attorney/*/ (See Page II-1 of this
                       Registration Statement).
     99.1              BENCHMARQ Microelectronics, Inc. 1995 Flexible
                       Stock Option Plan./*/

----------------------
*    filed herewith